As filed with the Securities and Exchange Commission on March 14, 2001.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                              SPECTRASCIENCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             MINNESOTA                                  41-1448837
     (State of Incorporation)            (I.R.S. Employer Identification Number)

          14405 21ST AVENUE N, SUITE 111, MINNEAPOLIS, MINNESOTA 55447
                               TEL: (763) 745-4120
  (Address, Including Zip Code, and Telephone Number of Registrant's Principal
                               Executive Offices)

                       ----------------------------------

                              SPECTRASCIENCE, INC.
                                 1991 STOCK PLAN
                            (Full title of the Plan)

                       ----------------------------------

                                                          Copy To:
           CHESTER E. SIEVERT, JR.                    KENNETH L. CUTLER
     Chairman and Chief Executive Officer           Dorsey & Whitney LLP
             SPECTRASCIENCE, Inc.                  Pillsbury Center South
        14405 21st Avenue N, Suite 111             220 South Sixth Street
         Minneapolis, Minnesota 55447         Minneapolis, Minnesota 55402-1498
             Tel: (763) 745-4120                     Tel: (612) 340-2740
             -------------------                     -------------------

           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
 Title of Securities      Amount         Proposed Maximum      Proposed Maximum
       to be               to be        Offering Price Per    Aggregate Offering       Amount of
     Registered         Registered           Share(1)               Price(1)        Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock
$.25 par value        500,000 shares         $4.625              $2,312,500.00           $578.13
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the last reported bid and asked prices of the common stock in the over-the-counter market, as reported by the National Quotation Bureau, on March 12, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference.
----------------------------------------------------

         Pursuant to General Instruction (E) to Form S-8, this Registration Statement relates to the registration of an additional 500,000 shares of SPECTRASCIENCE, Inc. (the "Company) common stock, $.25 par value ("Common Stock") under the SPECTRASCIENCE, Inc. 1991 Stock Plan (the "Plan). The Plan is a stock-based employee benefit plan for which the Company registered 140,000 shares of Common Stock under a Registration Statement filed with the Securities and Exchange Commission (the "Commission") on April 10, 1998 (File No. 333-49919), 500,000 shares of Common Stock under a Registration Statement filed with the Commission on May 23, 1996 (File No. 333-04393), 675,000 shares of the Common Stock under a Registration Statement filed with the Commission on September 28, 1995 (File No. 33-63047), and 325,000 shares of Common Stock under a Registration Statement filed with the Commission on February 5, 1992 (File No. 33-45523). The contents of each of the above mentioned Registration Statements, including any post-effective amendments thereto, are hereby incorporated by reference herein.


Item 8.      Exhibits.
---------------------

3.1 Articles of Incorporation of the Company, as amended to date (Incorporated by reference to the Company's Quarterly Report on Form 10-QSB, Exhibit 3.1, for the quarter ended June 30, 2000, File No. 0-13092)

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5.1      Opinion of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24.1     Power of Attorney, filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on March 14, 2001.

                                        SPECTRASCIENCE, INC.

                                        By:    /S/ CHESTER E. SIEVERT, JR.
                                           -------------------------------------
                                        CHESTER E. SIEVERT, JR.
                                        CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                        OFFICER

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                        Date
---------                                 -----                        ----


/s/ CHESTER E. SIEVERT, JR.    Chairman, President,               March 14, 2001
---------------------------    Chief Executive Officer and
   Chester E. Sievert, Jr.     Director (Principal Executive
                               Officer and Principal Financial
                               and Accounting Officer)


             *                 Vice President Marketing and       March 14, 2001
---------------------------    Sales
   Scott G. Anderson


             *                 Director                           March 14, 2001
---------------------------
   Johan A.P.M. de Hond


             *                 Director                           March 14, 2001
---------------------------
   Terrence W. Glarner


             *                 Director                           March 14, 2001
---------------------------
   Delwin K. Ohrt


* By: /S/ CHESTER E. SIEVERT, JR.
      ---------------------------
          Chester E. Sievert, Jr.
          Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit      Description
-------      -----------

3.1 Articles of Incorporation of the Company, as amended to date (Incorporated by reference to the Company's Quarterly Report on Form 10-QSB, Exhibit 3.1, for the quarter ended June 30, 2000, File No. 0-13092)

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5.1          Opinion of Dorsey & Whitney LLP

23.1         Consent of Ernst & Young LLP

23.2         Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24.1         Power of Attorney, filed herewith